Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Fabrinet and its subsidiaries (the “Company”) of our report dated August 20, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Fabrinet's Annual Report on Form 10-K for the year ended June 28, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers ABAS Ltd.
Bangkok, Thailand
April 10, 2025

PricewaterhouseCoopers ABAS Ltd.
15th Floor Bangkok City Tower, 179/74-80 South Sathorn Road, Bangkok 10120, Thailand
T: +66 (0) 2844 1000 F: +66 (0) 2286 5050, www.pwc.com/th